Exhibit 10.32

Form of

IFF 20[    ] EQUITY CHOICE PROGRAM

Restricted Stock Units Agreement

2010 Stock Award and Incentive Plan, as amended (the “Plan”)

This Restricted Stock Units Agreement (the “Agreement”), which includes the IFF 20[    ] Equity Choice Confirmation Statement (the “Confirmation Statement”), the Terms and Conditions of Restricted Stock Units (the “Terms and Conditions”) and the Addendum to the Terms and Conditions of the Restricted Stock Units (the “Addendum”), confirms the grant on the Grant Date by INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation (the “Company”), to you (the “Employee”) of the number of Restricted Stock Units (the “Units”) set forth in the row labeled “Restricted Stock Units (RSUs)” under the column labeled “Total Shares/Units/Rights Awarded” in the Confirmation Statement. Employee is being granted the Units as a consequence of the commercial relationship between the Company and the Company’s subsidiary or affiliate that employs Employee (“Employer”). The “Total Units” and “Grant Date” are set forth in the Confirmation Statement.

All Units will vest on [            ], 20[    ] (the “Vesting Date”), if not previously forfeited. In addition, the Units will become immediately vested upon a Change in Control or upon the occurrence of certain events relating to Employee’s Termination of Employment in accordance with Section 4 of the Terms and Conditions.

Except as otherwise provided in the Terms and Conditions, the Units granted hereunder will be settled by delivery of one share of the Company’s Common Stock for each Unit being settled. Such settlement shall occur promptly on or following the vesting (the lapse of the risk of forfeiture) of each Unit as specified above, subject to Section 6. Any reference in this Agreement to settlement “promptly” upon a [Vesting Date] requires that shares of Common Stock be delivered no more than 60 days after the Vesting Date (or within fourteen days following certain vesting events, as specified below).

* * * * * * *

The Units are granted under Section 6(e) of the 2010 Stock Award and Incentive Plan (the “Plan”), and are subject to the terms and conditions of the Plan and this Agreement, including the Terms and Conditions of Restricted Stock Units attached hereto. The number of Units and the kind of shares of Common Stock deliverable in settlement of Units are subject to adjustment in accordance with Section 5 hereof and Section 11(c) of the Plan.

Employee acknowledges and agrees that (i) the Units are nontransferable, except as provided in Section 3 hereof and Section 11(b) of the Plan, (ii) the Units, and certain amounts of income realized upon settlement of Units, are subject to forfeiture in the event Employee fails to meet applicable requirements relating to non-competition, confidentiality, non-solicitation of customers, suppliers, business associates, employees and service providers, non-disparagement and cooperation in litigation with respect to the Company and its subsidiaries and affiliates, and financial reporting, as set forth in Section 7 hereof and Section 10 of the Plan, (iii) the Units are subject to forfeiture in the event of Employee’s Termination of Employment in certain circumstances prior to vesting, as specified in Section 4 hereof, (iv) sales of shares of Common Stock delivered in settlement of the Units will be subject to the Company’s policies regulating trading by employees, and (v) a copy of the Plan and related prospectus have previously been delivered to Employee, are being delivered to Employee or are available as specified in Section 1 hereof. In addition, and without limiting the foregoing, Employee consents, acknowledges and agrees that, as a condition to the grant of Units hereunder, Section 10(d) of the Plan, which relates to forfeitures of Awards (as defined in the Plan) in the event of financial reporting misconduct, will apply to the Units granted hereunder as well as to any other Awards that may have been granted to Employee prior to the Grant Date set forth above. The grant of Units under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of restricted stock units, stock options or benefits in lieu of restricted stock units or stock options in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the form of award, the number of shares of Common Stock covered by the award and the vesting provisions.

BY ELECTRONICALLY ACCEPTING THE AWARD, EMPLOYEE AGREES TO BE BOUND BY THE PROVISIONS OF THE PLAN, THE AGREEMENT, THE TERMS AND CONDITIONS AND THE CONFIRMATION STATEMENT. EMPLOYEE HAS REVIEWED THE PLAN, THE AGREEMENT, THE TERMS AND CONDITIONS AND THE CONFIRMATION STATEMENT IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO ACCEPTING THE AWARD AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THE PLAN, THE AGREEMENT, THE TERMS AND CONDITIONS AND THE CONFIRMATION STATEMENT. EMPLOYEE HAS BEEN PROVIDED WITH A COPY OR ELECTRONIC ACCESS TO A COPY OF THE U.S. PROSPECTUS FOR THE PLAN AND THE TAX SUPPLEMENT TO THE U.S. PROSPECTUS FOR EMPLOYEE’S COUNTRY OF EMPLOYMENT. EMPLOYEE HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN, THE AGREEMENT, THE TERMS AND CONDITIONS AND THE CONFIRMATION STATEMENT.

* * * * * * *

INTERNATIONAL FLAVORS & FRAGRANCES INC.

2010 Stock Award and Incentive Plan

TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

The following Terms and Conditions apply to the Units granted to Employee by INTERNATIONAL FLAVORS & FRAGRANCES INC. (the “Company”), as specified in the Restricted Stock Units Agreement (of which these Terms and Conditions form a part). Employee is being granted the Units as a consequence of the commercial relationship between the Company and the Company’s subsidiary or affiliate that employs Employee (“Employer”). Certain terms of the Units, including the number of Units granted, vesting date(s) and settlement date, are set forth on the preceding pages.

1. General. The Units are granted to Employee under the Company’s 2010 Stock Award and Incentive Plan, as amended (the “Plan”), a copy of which is available for review, along with other documents constituting the “prospectus” for the Plan, on the Company’s intranet site at One IFF/Corporate/Law Department. All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in these Terms and Conditions but not defined herein shall have the same meanings as defined in the Plan. If there is any conflict between the provisions of this document and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the Units, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Company’s Compensation Committee (the “Committee”) made from time to time, provided that no amendment or other change to the Plan or a current rule, regulation or Committee decision or determination shall materially and adversely affect the rights of the Employee with respect to outstanding Units without the consent of Employee.

2. Account for Employee. The Company shall maintain a bookkeeping account for Employee (the “Account”) reflecting the number of Units then credited to Employee hereunder as a result of such grant of Units.

3. Nontransferability. Until Units are settled in accordance with the terms of these Terms and Conditions, Employee may not transfer Units or any rights hereunder to any third party other than by will or the applicable laws of descent and distribution, except for transfers to a Beneficiary upon death of Employee or otherwise if and to the extent permitted by the Company and subject to the conditions under Section 11(b) of the Plan.

4. Termination Provisions. The following provisions will govern the vesting and forfeiture of the Units in the event of Employee’s Termination of Employment (as defined below), provided that the Committee retains its powers to accelerate vesting or modify these terms, subject to the consent of Employee in the case of a modification materially adverse to Employee and subject to Section 10(a) hereof:

(a) Termination by the Employer for Cause or Resignation by the Employee. In the event of Employee’s Termination of Employment due to his or her voluntarily resignation (other than a Normal or Early Retirement governed by clause (b) or (c) below) or Termination of Employment by the Employer for Cause (as defined below), all unvested Units will be immediately forfeited.

(b) Disability or Normal Retirement. In the event of Employee’s Termination of Employment due to Disability (as defined below) or Normal Retirement (as defined below), Employee’s unvested Units will not be forfeited, but will remain outstanding and will become vested at the Applicable Vesting Date (as defined below) as though Employee had not had such a Termination of Employment; provided that Employee shall forfeit the unvested Units if during the period following Termination of Employment up to the date of vesting Employee engages in activity that results in a Forfeiture Event set forth in Section 10 of the Plan. Upon vesting, such

Units will be settled promptly, provided that if vesting occurs at an Applicable Vesting Date earlier than the Vesting Date, settlement will occur within fourteen (14) days after the vesting date. Employee acknowledges that the Committee has relied on the discretion granted to it under Section 10(d) of the Plan in requiring forfeiture upon occurrence of a Forfeiture Event during the applicable period following Termination of Employment.

(c) Termination by the Employer Not for Cause or Early Retirement. In the event of Employee’s Termination of Employment by the Employer not for Cause or Employee’s Early Retirement, the following rules apply:

•

A pro rata portion of Employee’s then unvested Units will not be forfeited, but will remain outstanding and will become vested at the Applicable Vesting Date as though Employee had not had such a Termination of Employment. This pro rata portion will be determined by multiplying the number of unvested Units by a fraction the numerator of which is the number of days from the Grant Date to the date of Employee’s Termination of Employment and the denominator of which is 1,066; provided that Employee shall forfeit such unvested Units if before the date of vesting Employee engages in activity that results in a Forfeiture Event set forth in Section 10 of the Plan. Employee acknowledges that the Committee has relied on the discretion granted to it under Section 10(d) of the Plan in requiring forfeiture upon occurrence of a Forfeiture Event during the applicable period following Termination of Employment.

•	Employee’s Units that had not become vested before such Termination of Employment and which are not included in the pro rata portion subject to continued vesting will be immediately forfeited.

•

Upon vesting of the Units included in the pro rata portion subject to continued vesting, such Units will be settled promptly, provided that if vesting occurs at an Applicable Vesting Date earlier than the Vesting Date, settlement will occur within fourteen (14) days after the vesting date.

(d) Death. In the event of Employee’s Termination of Employment due to death or the death of Employee following Termination of Employment but prior to vesting of Units not otherwise forfeited hereunder, Employee’s unvested Units will not be forfeited but will become immediately vested and settled by delivery of shares to the executor of Employee’s estate or other person legally entitled to such delivery.

(e) Certain Definitions. The following definitions apply for purposes of this Agreement:

(i) “Applicable Vesting Date” means March 1 of the year following the year in which Termination of Employment governed by Section 4(b) or (c) above occurred or, if earlier, the Vesting Date.

(ii) “Cause” has the meaning as defined in the Company’s Executive Separation Policy or any successor policy thereto, as in effect at the time of Employee’s Termination of Employment.

(iii) “Disability” means a disability entitling Employee to long-term disability benefits under the Employer’s or the Company’s long-term disability policy as in effect at the date of Employee’s Termination of Employment, upon written evidence of such total disability from a medical doctor in a form satisfactory to the Company or the Employer.

(iv) “Early Retirement” means Termination of Employment by either the Company or Employee after Employee has attained age 55 and before he or she has attained age 62 if at the time of such earlier retirement the Employee has ten or more years in the employ of the Employer, the Company or another subsidiary of the Company.

(v) “Normal Retirement” means Termination of Employment by either the Company or Employee after Employee has attained age 62.

(vi) “Termination of Employment” means the event by which Employee ceases to be employed by the Employer, the Company or another subsidiary of the Company and, immediately thereafter, is not employed by or providing substantial services to any of the Company or a subsidiary of the Company. If Employee is granted a leave of absence for military or governmental service or other purposes approved by the Board, he or she shall be considered as continuing in the employ of the Employer, the Company, or another subsidiary of the Company, for the purpose of this subsection, while on such authorized leave of absence.

Notwithstanding anything to the contrary in the Plan or the Agreement, and for purposes of clarity, any Termination of Employment shall be effective as of the date the Employee’s active employment ends and shall not be extended by any statutory or common law notice period.

(f) Certain Terminations Following a Change in Control. The provisions of Section 9(a)(ii) of the Plan shall apply to the Units and, if Employee is a participant under the Executive Separation Policy, the terms of that Policy shall also apply to the Units. If this Section 4(f) would apply in the case of a Termination of Employment otherwise governed by Section 4(a), (b) or (c) above, the provisions of this Section 4(f) shall govern.

5. Dividends and Adjustments.

(a) Dividends. No dividends or dividend equivalents will be credited or paid on any unvested Units. Units that, at the relevant dividend record date that occurs before the issuance of shares of Common Stock in settlement of Units, previously have been vested, shall be entitled to payments or credits equivalent to dividends that would have been paid if the Units had been outstanding shares of Common Stock at such record date. The form and timing of such payments will be in the discretion of the Committee.

(b) Adjustments. The number of Units credited to Employee’s Account and/or the property deliverable upon settlement of Units shall be appropriately adjusted, in order to prevent dilution or enlargement of Employee’s rights with respect to Units in connection with, or to reflect any changes in the number and kind of outstanding shares of Common Stock resulting from, any corporate transaction or event referred to in the first sentence of Section 11(c) of the Plan (this provision takes precedence over Section 5(a) in the case of a large and non-recurring cash dividend or any non-cash dividend).

(c) Risk of Forfeiture and Settlement of Units Resulting from Adjustments. Units (and other property deliverable in settlement of Units) which directly or indirectly result from adjustments to a Unit granted hereunder shall be subject to the same risk of forfeiture (including additional forfeiture terms of Section 10 of the Plan) as applies to the granted Unit and will be settled at the same time as the granted Unit.

6. Code Section 409A Compliance. The Units are intended to constitute “short-term deferrals” within the meaning of Treasury Regulation § 1.409A-1(b) under Section 409A of the Internal Revenue Code (the “Code”). If, however, any Units constitute a “deferral of compensation” under Code Section 409A, then, other provisions of this Agreement notwithstanding (i) a distribution in settlement of such Units to Employee triggered by a Termination of Employment will occur only if the Termination constitutes a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i) and, if at the time of such separation from service Employee is a “specified employee” under Code Section 409A(a)(2)(B)(i) and a delay in distribution is required in order that Employee will not be subject to a tax penalty under Code Section 409A, such distribution in settlement of Units will occur at the date six months after Termination of Employment); and (ii) any rights of Employee or retained authority of the Company with respect to such Units hereunder shall be automatically modified and limited to the extent necessary so that Employee will not be deemed to be in constructive receipt of income relating to the Units prior to the distribution and so that Employee shall not be subject to any penalty under Code Section 409A. In this regard, the Company shall have no retained discretion to accelerate the settlement of such Units beyond that permitted under Code Section 409A without triggering any tax penalty.

7. Additional Forfeiture Provisions. Employee agrees that by signing these Terms and Conditions and accepting the grant of the Units, the forfeiture conditions set forth in Section 10 of the Plan shall apply to all Units hereunder and to gains realized upon the vesting of the Units.

8. Employee Representations and Warranties Upon Settlement. As a condition to the settlement of the Units, the Company or the Employer may require Employee to make any representation or warranty to the Company or the Employer as may be required under any applicable law or regulation, and to make a representation and warranty that no Forfeiture Event has occurred or is contemplated within the meaning of Section 10 of the Plan.

9. Other Terms Relating to Units.

(a) Fractional Units and shares of Common Stock. The number of Units credited to Employee’s Account shall include fractional Units, if any, calculated to at least three decimal places, unless otherwise determined by the Committee. Unless settlement is effected through a third-party broker or agent that can accommodate fractional shares of Common Stock (without requiring issuance of a fractional share by the Company), upon settlement of the Units Employee shall be paid, in cash, an amount equal to the value of any fractional share that would have otherwise been deliverable in settlement of such Units. Notwithstanding the foregoing, the Company may, in its sole discretion, settle the Units in the form of: (1) a cash payment to the extent settlement in shares of Common Stock (A) is prohibited under local law, (B) would require Employee, the Company or the Employer to obtain the approval of any governmental and/or regulatory body in Employee’s country of residence (and country of employment, if different), or (C) is administratively burdensome; or (2) shares of Common Stock, but require Employee to immediately sell such shares of Common Stock (in which case, these Terms and Conditions shall provide the Company with the authority to issue sales instructions in relation to such shares of Common Stock on Employee’s behalf).

(b) Mandatory Tax Withholding. Regardless of any action the Company and the Employer take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax–related withholding (“Tax-Related Items”), Employee acknowledges that the ultimate liability for all Tax–Related Items legally due by Employee is and remains Employee’s responsibility, and that the Company and the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Units, including the grant of the Units, the vesting of the Units, the subsequent sale of any shares of Common Stock acquired pursuant to the Units and the receipt of any dividends or dividend equivalents; and (b) do not commit to structure the terms of the grant or any aspect of the Units to reduce or eliminate Employee’s liability for Tax-Related Items. Unless otherwise determined by the Committee, at the time of settlement, the Company will withhold from any shares of Common Stock deliverable in settlement of the Units, in accordance with Section 11(d) of the Plan, the number of whole shares of Common Stock having a value as nearly as possible equal to the amount of Tax-Related Items required to be withheld under applicable local laws and regulations, and pay such amount in cash to the appropriate taxing authorities (share withholding will be rounded to whole shares of Common Stock in accordance with applicable accounting rules). Alternatively, the Company or the Employer may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from Employee’s salary/wages or other amounts payable to Employee, with no withholding in shares of Common Stock. In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock or through the Employee’s salary/wages or other amounts payable to the Employee, no shares of Common Stock will be issued upon vesting of the Units unless and until satisfactory arrangements (as determined by the Company) have been made by Employee with respect to the payment of any Tax–Related Items which the Company and/or the Employer determines, in its sole discretion, must be withheld or collected with respect to such Units. By accepting this grant of Units, Employee expressly consents to the withholding of shares of Common Stock and/or cash as provided for hereunder. All other Tax-Related Items related to the Units and any shares of Common Stock delivered in payment thereof are Employee’s sole responsibility.

(c) Statements. An individual statement of each Employee’s Account may be issued to each Employee at such times as may be determined by the Company. Such a statement shall reflect the number of Units credited to Employee’s Account, transactions therein during the period covered by the statement, and other information deemed relevant by the Committee. Such a statement may be combined with or include information regarding other plans and compensatory arrangements for employees. Any statement containing an error shall not, however, represent a binding obligation to the extent of such error.

(d) Employee Consent. By signing these Terms and Conditions, Employee voluntarily acknowledges and consents to the collection, use processing and transfer of personal data as described in this Section 9(d). Employee is not obliged to consent to such collection, use, processing and transfer of personal data; however, failure to provide the consent may affect Employee’s ability to participate in the Plan. The Company and its subsidiaries hold, for the purpose of managing and administering the Plan, certain personal information about Employee, including Employee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Common Stock of stock or directorships held in the Company, and details of all options or any other entitlement to shares of Common Stock of stock awarded, canceled, purchased, vested, unvested or outstanding in Employee’s favor (“Data”). The Company and/or its subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of Employee’s participation in the Plan and the Company and/or any of its subsidiaries may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. Employee authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Employee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of Common Stock on Employee’s behalf to a broker or other third party with whom Employee may elect to deposit any shares of Common Stock acquired pursuant to the Plan. Employee may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing consent may affect Employee’s ability to participate in the Plan.

(e) Voluntary Participation. Employee’s participation in the Plan is voluntary. The value of the Units is an extraordinary item of compensation. As such, the Units are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(f) Consent to Electronic Delivery. EMPLOYEE HEREBY CONSENTS TO ELECTRONIC DELIVERY OF THE PLAN, THE PROSPECTUS FOR THE PLAN AND OTHER DOCUMENTS RELATED TO THE PLAN (COLLECTIVELY, THE “PLAN DOCUMENTS”). THE COMPANY WILL DELIVER THE PLAN DOCUMENTS ELECTRONICALLY TO EMPLOYEE BY E-MAIL, BY POSTING SUCH DOCUMENTS ON ITS INTRANET WEBSITE OR BY ANOTHER MODE OF ELECTRONIC DELIVERY AS DETERMINED BY THE COMPANY IN ITS SOLE DISCRETION. THE COMPANY WILL SEND TO EMPLOYEE AN E-MAIL ANNOUNCEMENT WHEN A NEW PLAN DOCUMENT IS AVAILABLE ELECTRONICALLY FOR EMPLOYEE’S REVIEW, DOWNLOAD OR PRINTING AND WILL PROVIDE INSTRUCTIONS ON WHERE THE PLAN DOCUMENT CAN BE FOUND. UNLESS OTHERWISE SPECIFIED IN WRITING BY THE COMPANY, EMPLOYEE WILL NOT INCUR ANY COSTS FOR RECEIVING THE PLAN DOCUMENTS ELECTRONICALLY THROUGH THE COMPANY’S COMPUTER NETWORK. EMPLOYEE WILL HAVE THE RIGHT TO RECEIVE PAPER COPIES OF ANY PLAN DOCUMENT BY SENDING A WRITTEN REQUEST FOR A PAPER COPY TO THE ADDRESS SPECIFIED IN SECTION 10(j) HEREOF. EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS WILL BE VALID AND REMAIN EFFECTIVE UNTIL THE EARLIER OF (I) THE TERMINATION OF EMPLOYEE’S PARTICIPATION IN THE PLAN AND (II) THE WITHDRAWAL OF EMPLOYEE’S CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS. THE COMPANY ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS THE RIGHT AT ANY TIME TO WITHDRAW HIS OR HER CONSENT TO ELECTRONIC DELIVERY OF THE PLAN DOCUMENTS BY SENDING A WRITTEN NOTICE OF

WITHDRAWAL TO THE ADDRESS SPECIFIED IN SECTION 10(j) HEREOF. IF EMPLOYEE WITHDRAWS HIS OR HER CONSENT TO ELECTRONIC DELIVERY, THE COMPANY WILL RESUME SENDING PAPER COPIES OF THE PLAN DOCUMENTS WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THE WITHDRAWAL NOTICE. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE IS ABLE TO ACCESS, VIEW AND RETAIN AN E-MAIL ANNOUNCEMENT INFORMING EMPLOYEE THAT THE PLAN DOCUMENTS ARE AVAILABLE IN EITHER HTML, PDF OR SUCH OTHER FORMAT AS THE COMPANY DETERMINES IN ITS SOLE DISCRETION.

10. Miscellaneous.

(a) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Units, and supersedes any prior agreements or documents with respect thereto. No amendment or alteration of these Terms and Conditions which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of these Terms and Conditions which may materially impair the rights of Employee with respect to the Units shall be valid unless expressed in a written instrument executed by Employee.

(b) No Promise of Employment. The Units and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an officer or employee of the Company or Employer for any period of time, or at any particular rate of compensation. Employee expressly recognizes that (a) the Plan and the benefits Employee may derive from participation in the Plan do not establish any rights between Employee and the Employer or the Company, (b) the Plan and the benefits Employee may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Employer, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of Employee’s employment with the Employer. Employee acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time, provided, however that any outstanding Units shall not be materially and adversely affected. The grant of Units under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of restricted stock units, stock options or benefits in lieu of restricted stock units or stock options in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the form of award, the number of shares of Common Stock covered by the award and the vesting provisions.

(c) Compliance with Age Discrimination Rules. If Employee is a local national of and employed in a country that is a member of the European Union, the grant of the Units and the terms and conditions governing the grant of the Units are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent a court or tribunal of competent jurisdiction determines that any provision of the grant of the Units is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

(d) Unfunded Plan. Any provision for distribution in settlement of Employee’s Account hereunder shall be by means of bookkeeping entries on the books of the Company and shall not create in Employee any right to, or claim against any, specific assets of the Company, nor result in the creation of any trust or escrow account for Employee. With respect to Employee’s entitlement to any distribution hereunder, Employee shall be a general creditor of the Company.

(e) English Language. Employee acknowledges and agrees that it is expressly intended that the Plan, the Agreement, these Terms and Conditions and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Units, be in English. If Employee has received the Plan, the Agreement, these Terms and Conditions or any other documents related to the Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

(f) Addendum. Notwithstanding any provisions of these Terms and Conditions to the contrary, the Units shall be subject to any special terms and conditions for Employee’s country of residence (and country of employment, if different) set forth in an addendum to these Terms and Conditions (an “Addendum”). Further, if Employee transfers Employee’s residence and/or employment to another country reflected in an Addendum to these Terms and Conditions at the time of transfer, the special terms and conditions for such country will apply to Employee to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations or to facilitate the operation and administration of the Units and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate Employee’s transfer). In all circumstances, any applicable Addendum shall constitute part of these Terms and Conditions.

(g) Additional Requirements. The Company reserves the right to impose other requirements on the Units, any shares of Common Stock acquired pursuant to the Units, and Employee’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the administration of the Plan. Such requirements may include (but are not limited to) requiring Employee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(h) Private Placement. The grant of Units is not intended to be a public offering of securities in Employee’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Units is not subject to the supervision of the local securities authorities.

(i) Governing Law. THE VALIDITY, CONSTRUCTION, AND EFFECT OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS (INCLUDING THOSE GOVERNING CONTRACTS) OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, AND APPLICABLE FEDERAL LAW. The Units and the granting thereof are subject to the Employee’s compliance with the applicable law of the jurisdiction of Employee’s employment.

(j) Notices. Any notice to be given the Company under these Terms and Conditions shall be addressed to the Company at 521 West 57th Street, New York, NY 10019, attention: Corporate Secretary, and any notice to the Employee shall be addressed to the Employee at Employee’s address as then appearing in the records of the Company.

(k) Repatriation; Compliance with Laws. Employee agrees, as a condition of the grant of the Units, to repatriate all payments attributable to the Units and/or cash acquired under the Plan (including, but not limited to, dividends, dividend equivalents, and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to the Units) in accordance with all foreign exchange rules and regulations applicable to Employee. In addition, Employee also agrees to take any and all actions, and consents to any and all actions taken by the Company and the Employer, as may be required to allow the Company and the Employer to comply with all laws, rules and regulations applicable to Employee. Finally, Employee agrees to take any and all actions as may be required to comply with Employee’s personal legal and tax obligations under all laws, rules and regulations applicable to Employee.

* * * * * * *